Filed Pursuant to Rule 424(b)(4)
Registration No. 333-224462

PROSPECTUS SUPPLEMENT

(To prospectus dated May 2, 2018)

5,000,000 Shares

Presidio, Inc.

Common Stock

The selling stockholders named in this prospectus supplement are offering to sell 5,000,000 shares of common stock of Presidio, Inc., par value $0.01 per share. We are not selling any shares of our common stock, and we will not receive any proceeds from the sale of our common stock by the selling stockholders.

Shares of our common stock are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “PSDO.” The last reported closing sale price of our common stock on the NASDAQ on March 12, 2019 was $15.50 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus, dated May 2, 2018, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 6, 2018, and the other information contained in such Form 10-K (which Form 10-K is incorporated by reference herein), as well as the other documents incorporated by reference herein, to read about factors you should consider before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$15.25	$76,250,000
Underwriting discounts and commissions(1)	$.10	$500,000
Proceeds to the selling stockholders, before expenses	$15.15	$75,750,000

(1)	See “Underwriting” for additional information regarding the underwriting discounts and commissions and certain expenses payable to the underwriter by us.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to investors on or about March 15, 2019.

Morgan Stanley

The date of this prospectus supplement is March 12, 2019.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is composed of two parts. The first part is this prospectus supplement, which contains the terms of this offering and other information. The second part is the accompanying prospectus dated May 2, 2018, which is part of a Registration Statement on Form S-3 (No. 333-224462), and contains more general information, some of which may not apply to this offering.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before making any investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or on behalf of the selling stockholders or underwriter or any of them, to subscribe to or purchase any of the securities offered hereby, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we, the selling stockholders nor the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

WHERE YOU CAN FIND MORE INFORMATION

AND INCORPORATION BY REFERENCE

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities. The registration statement may be inspected by anyone without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549 and as described below.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 6, 2018;

•

our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 7, 2018 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 6, 2019;

•	our Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders, filed with the SEC on October 2, 2018;

•

our Current Reports on Form 8-K filed with the SEC on September 6, 2018, September 13, 2018 (Film No. 181069034), September 17, 2018, September 20, 2018, November 9, 2018, February 8, 2019 and February 12, 2019; and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed on March 8, 2017, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K), on or after the date of this prospectus supplement until we have terminated the offering to which this prospectus supplement relates. Those documents will become a part of this prospectus supplement and the accompanying prospectus from the date that the documents are filed with the SEC. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. Information that becomes a part of this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement will automatically update and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number:

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

Attention: Investor Relations

We maintain an internet website at http://www.presidio.com. We provide access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports (if applicable) through the “Investor Relations” section of our website. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your decision whether to purchase our securities.

Statements contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus and filed with the SEC. You may request a copy of these filings at the address and telephone number set forth above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and accompanying prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus supplement and accompanying prospectus. All forward-looking information in this prospectus supplement and accompanying prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	general economic conditions;

•	a reduced demand for our information technology solutions;

•	a decrease in spending on technology products by our federal and local government clients;

•	the availability of products from vendor partners and maintenance of vendor relationships;

•	the role of rapid innovation and the introduction of new products in our industry;

•	our ability to compete effectively in a competitive industry;

•	the termination of our client contracts;

•	the failure to effectively develop, maintain and operate our information technology systems;

•	our inability to adequately maintain the security of our information technology systems and clients’ confidential information;

•	unsuccessful investments in new services and technologies;

•	the costs of litigation and losses if we infringe on the intellectual property rights of third parties;

•	inaccurate estimates of pricing terms with our clients;

•	failure to comply with the terms of our public sector contracts;

•	any failures by third-party contractors upon whom we rely to provide our services;

•	any failures by third-party commercial delivery services;

•	our inability to retain or hire skilled technology professionals and key personnel;

•	the disruption to our supply chain if suppliers fail to provide products;

•	the risks associated with accounts receivables and inventory exposure;

•	the failure to realize the entire investment in leased equipment;

•	our inability to realize the full amount of our backlog;

•	the failure to achieve the expectations we have for our acquisitions;

•	fluctuations in our operating results;

•	potential litigation and claims;

•	changes in accounting rules, tax legislation and other legislation;

•	the potential impact on our suppliers of possible new taxes on imports and new tariffs and trade restrictions and changes in tariff rates and trade restrictions;

•	increased costs of labor and benefits;

•	our inability to focus our resources, maintain our business structure and manage costs effectively;

•	the failure to deliver technical support services of sufficient quality;

•	the failure to meet our growth objectives and strategies;

•	ineffectiveness of our internal controls;

•	the risks pertaining to our substantial level of indebtedness;

•	the ability to manage cybersecurity risks; and

•	the other factors discussed or incorporated by reference in the section of this prospectus supplement and accompanying prospectus entitled “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not, in fact, occur. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

You should read this prospectus supplement, the accompanying prospectus and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein. You should read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and in other reports we file with the SEC, before deciding whether to invest in our common stock. In addition, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.” Unless the context otherwise requires, we use the terms “Presidio,” the “Company,” “we,” “us” and “our” to refer to Presidio, Inc.

Presidio, Inc.

Presidio, Inc. is a leading provider of information technology (“IT”) solutions to its clients in North America. We enable business transformation through our expertise in IT solutions for agile, secure infrastructure solution sets, with a specific focus on Digital Infrastructure, Cloud and Security solutions. Our solutions are delivered through a broad suite of professional services, including strategy, consulting, design and implementation. We complement our professional services with project management, technology acquisition, managed services, maintenance and support to offer a full lifecycle model. Our services-led, lifecycle model leads to ongoing client engagement. As of June 30, 2018, we serve approximately 8,000 middle-market, large, and government organizations across a diverse range of industries.

Our clients are increasingly dependent on Presidio to develop best of breed, vendor-agnostic, agile, and secure infrastructure solution sets comprised of Digital Infrastructure, Cloud, and Security solutions. Through our increasing focus on agile, secure infrastructure sets, we believe we are well positioned to benefit from the rapid growth in demand for Digital Infrastructure, Cloud and Security technologies. Within our three solutions areas, we offer customers enterprise-class solutions that are critical to driving digital transformation and expanding business capabilities. Examples of such solutions include advanced networking, Internet of Things, data analytics, data center modernization, hybrid and multi-cloud, cyber risk management and enterprise mobility. These solutions are enabled by our expertise in foundational technologies, built upon our investments in network, data center, security, collaboration and mobility.

The middle market is a highly attractive segment of the IT services market, and we are differentiated by our strategic focus on this attractive segment. The increasing potential and complexity of emerging technologies and digital transformation are creating more demand for our solutions and services. Customers in the middle market are usually large enough to have substantial technology needs but typically have fewer IT resources and lack the broad expertise required to develop the necessary solutions as compared to larger companies. As a trusted solutions provider, our clients rely on us for IT investment decisions. We simplify IT for them by building solutions utilizing what we view as the best possible technologies. Since many large-scale IT service providers focus on larger enterprises, and because many resellers are unable to provide end-to-end solutions, we believe the middle market has remained underpenetrated and underserved.

We develop and maintain our long-term client relationships through a localized direct sales force of approximately 500 employees based in over 60 offices across the United States as of June 30, 2018. As a strategic partner and trusted advisor to our clients, we provide the expertise to implement new solutions, as well as optimize and better leverage existing IT resources. We provide strategy, consulting, design, customized deployment, integration and lifecycle management through our team of over 1,600 engineers as of June 30, 2018, enabling us to architect and manage the ideal IT solutions for our clients. Our local delivery model, combining relationship managers and expert engineering teams, allows us to win, retain and expand our client relationships.

Our client base is diversified across individual customers and industry verticals. In our fiscal year ended June 30, 2018, only 21% of our revenue was attributable to our top 25 clients by revenue and no industry vertical accounted for more than 19% of our revenue. Among the verticals that we serve, healthcare, government, financial services, education, and professional services are our largest categories. We believe that our diversified client profile is a key driver of our ability to generate growth across different economic and technology cycles.

Our Principal Stockholder

Presidio was incorporated on November 20, 2014 by certain investment funds affiliated with or managed by affiliates of Apollo Global Management, LLC (“Apollo”), including AP VIII Aegis Holdings, L.P. (“Aegis L.P.”), along with their parallel investment funds to complete the acquisition of Presidio Holdings Inc. The shares to be sold by Aegis L.P. in this offering represent approximately 12.3% of its aggregate shares of the Company’s common stock. After this offering, Aegis L.P. will beneficially own an aggregate of 35,125,000 shares of common stock, which represent, in the aggregate, approximately 42.5% of the outstanding shares of common stock, based on the number of shares outstanding as of March 8, 2019.

Upon completion of this offering, Aegis L.P. will continue to be able to exert significant influence over us as a result of its significant ownership and voting power with respect to our common stock. For instance, so long as the Apollo Funds (as defined below) own (a) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to four nominees to our Board of Directors, (b) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to three nominees to our Board of Directors and (c) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate two nominees to our Board of Directors. See “Risk Factors—Risks Related to the Offering and an Investment in Our Common Stock.”

Corporate Information

Our principal executive offices are located at One Penn Plaza, Suite 2832, New York, New York 10119. Our telephone number is (212) 652-5700. Our website is http://www.presidio.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

The Offering

Common stock offered by the selling stockholders	5,000,000 shares.

Common stock outstanding	82,588,347 shares as of March 8, 2019.

Listing	Shares of our common stock are listed on the NASDAQ under the symbol “PSDO.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

Dividends	Subject to the rights of holders of any series of preferred stock, if any, then outstanding, holders of our common stock are entitled to receive dividends as, when and if dividends are declared by our Board of Directors out of assets legally available for the payment of dividends. Our Board of Directors has declared a quarterly cash dividend of $0.04 per share of our common stock, payable on April 5, 2019, to stockholders of record as of March 27, 2019.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K, before investing in our common stock.

Unless otherwise noted, references in this prospectus to the number of shares outstanding are based on 82,588,347 shares of common stock outstanding as of March 8, 2019, and exclude:

•	10,110,345 shares of our common stock issuable upon the exercise of options outstanding as of March 8, 2019 at a weighted average exercise price of $9.02 per share;

•	3,899,737 shares of common stock reserved for issuance, as of March 8, 2019, under our share-based compensation plans; and

•	75,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 8, 2019.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors discussed under Item 1A, Risk Factors, beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 6, 2018, which is incorporated by reference in this prospectus supplement, and the other risks and uncertainties identified in Presidio’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information and Incorporation by Reference.” These risks are not the only risks that we face. Our business, financial condition and results of operations could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material. In addition, you should carefully consider the risk factors set forth below.

Risks Related to the Offering and an Investment in Our Common Stock

While we are no longer a controlled company, after the consummation of this offering Aegis L.P. will continue to hold approximately 42.5% of our common stock and will continue to have the ability to exert significant influence over us, and its interests may conflict with or differ from your interests as a stockholder.

After the consummation of this offering, Aegis L.P. will hold approximately 42.5% of our common stock. The interests of Apollo could conflict with or differ from the interests of other holders of our common stock. For example, the concentration of ownership held by Aegis L.P. could delay, defer or prevent a change of control of the Company or impede a merger, takeover or other business combination that a stockholder may otherwise view favorably. In addition, a sale of a substantial number of shares of stock in the future by Aegis L.P. could cause our stock price to decline.

In addition, the stockholders’ agreement with Aegis L.P. that we entered into in connection with our IPO provides that, except as otherwise required by applicable law, if Aegis L.P. and Apollo Investment Fund VIII, L.P. (“Apollo Fund VIII”), along with their parallel investment funds (collectively, the “Apollo Funds”), hold (a) at least 50% of our outstanding common stock, they will have the right to designate up to five nominees to our Board of Directors, (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to four nominees to our Board of Directors, (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to three nominees to our Board of Directors and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate two nominees to our Board of Directors. The agreement provides that if the size of our Board of Directors is increased or decreased at any time, the nomination rights of the Apollo Funds will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

Additionally, the group of (a) Apollo, (b) the Apollo Funds, (c) any other investment fund or other collective investment vehicle affiliated with or managed by affiliates of Apollo or whose general partner or managing member is owned, directly or indirectly, by Apollo and (d) any affiliate of the foregoing (in each case, other than the Company and its subsidiaries) (collectively, the “Apollo Group”) is in the business of making or advising on investments in companies and holds (and may from time to time in the future acquire) interests in or provides advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. The Apollo Group may also pursue acquisitions that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

Our certificate of incorporation provides that no officer or director of the Company who is also an officer, director, employee, managing director or other affiliate of any member of the Apollo Group will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to any other person, instead of us or does not communicate information regarding a corporate opportunity to us.

So long as the Apollo Funds continue to beneficially own a significant amount of our equity, the Apollo Funds may continue to be able to strongly influence or effectively control our decisions.

The foregoing and other issues related to the Apollo Funds’ influence over any of the foregoing may adversely impact prevailing market prices for our common stock.

The price of our common stock may fluctuate significantly and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares of common stock at or above the price you paid for them. In addition to the risks described in this “Risk Factors” section, the market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	changes in earnings estimates or recommendations by securities analysts, if any, or termination of coverage of our common stock by securities analysts;

•	our failure to meet estimates or forecasts made by securities analysts, if any;

•	conditions that impact demand for our products and services;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the number of our publicly traded shares;

•	sales of common stock by us, the Apollo Funds, members of our management team or any other party;

•	adverse resolution of new or pending litigation against us;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	material weakness in our internal controls over financial reporting.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with the Company and these fluctuations may adversely impact prevailing market prices for our common stock.

Although we are no longer a “controlled company” within the meaning of NASDAQ rules, we may continue to rely on exemptions from certain corporate governance requirements during a one-year transition period.

The Apollo Funds no longer control a majority of our voting common stock. As a result, we no longer qualify as a “controlled company” within the meaning of the NASDAQ corporate governance requirements. The NASDAQ rules require that we appoint a majority of independent directors to the Board of Directors within one year of the date we no longer qualify as a “controlled company.” As required by the NASDAQ rules, we appointed one independent member to each of the compensation and nominating and corporate governance committees prior to the completion of a secondary offering by Aegis L.P. on February 12, 2019. The NASDAQ rules also require that we appoint at least a majority of independent members within 90 days of such date and compensation and nominating and corporate governance committees composed entirely of independent directors within one year of such date. During these transition periods, we may elect not to comply with certain NASDAQ corporate governance requirements, including:

•	the requirement that a majority of the Board of Directors consists of independent directors;

•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Accordingly, during these transition periods, you will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements of the NASDAQ. Additionally, if within the phase-in periods, we are not able to recruit additional directors who would qualify as independent, or otherwise comply with NASDAQ rules, we may be subject to enforcement actions by NASDAQ. In addition, although we are no longer a controlled company within the meaning of the NASDAQ rules, Apollo will continue to be able to significantly influence or effectively control our decisions.

Our ability to pay regular dividends to our stockholders is subject to the discretion of our Board of Directors and may be limited by our agreements with third parties, our holding company structure and applicable provisions of Delaware law. If we do not pay dividends you may not receive funds without selling your common stock.

Subject to certain conditions and limitations, we expect to pay cash dividends to the holders of our common stock on a quarterly basis. Any declaration and payment of future dividends to holders of our common stock may be limited by restrictive covenants of our debt agreements, will be at the sole discretion of our Board of Directors, will be subject to the applicable provisions of Delaware law and will otherwise depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.

The terms of our senior secured credit facilities may restrict our ability to pay cash dividends on our common stock. Our debt instruments contain covenants that restrict our ability to pay dividends on our common stock, as well as the ability of our subsidiaries to pay dividends to us. Furthermore, we are permitted under the terms of our debt instruments to incur additional indebtedness, which may restrict or prevent us from paying dividends on our common stock. Agreements governing any future indebtedness, in addition to those governing our current indebtedness, may not permit us to pay dividends on our common stock. Any of the foregoing may adversely impact prevailing market prices for our common stock.

We are a holding company and we conduct all of our operations through our subsidiaries. As a result, we rely on our subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations and to pay any dividends with respect to our common stock. Our ability to pay dividends will be subject to the applicable provisions of Delaware law that may limit the amount of funds available for distribution to our stockholders. In addition, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

Dividend payments are not mandatory or guaranteed; there can be no assurance that we will continue to pay a dividend in the future.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

As of March 8, 2019, we had, and immediately following the completion of this offering, we will continue to have, 82,588,347 shares of common stock outstanding. This number includes the 5,000,000 shares of our common stock to be sold in this offering, and which, following this offering, will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). Of the 82,588,347 shares of our common stock outstanding, Aegis L.P., following the completion of this offering, will continue to hold 35,125,000 shares representing approximately 42.5% of our outstanding shares. These remaining shares of common stock owned by Aegis L.P. and the shares held by our directors, our executive officers and certain other officers will be subject to the lock-up agreements between such current stockholders and the underwriter. Pursuant to the lock-up agreements, we, each of our executive officers, certain other officers, our directors and Aegis L.P. have agreed, subject to certain exceptions, with the underwriter not to dispose of or hedge any of the shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date that is 30 days after the date of this prospectus. The underwriter may, in its sole discretion, release any of these shares from the restrictions at any time without notice. See “Underwriting.”

Following the expiration of the applicable lock-up period, all of these shares of our common stock will be eligible for resale under Rule 144 or Rule 701 of the Securities Act, subject, in the case of affiliates of the Company, to volume limitations and applicable holding period requirements. Furthermore, the shares held by Aegis L.P. and certain of our current executive officers may be sold pursuant to a prospectus supplement to the Prospectus included as part of the Registration Statement on Form S-3 previously filed by the Company.

The Company, the selling stockholders and certain other of our employees who invested in the Company in connection with its acquisition by the Apollo Funds on February 2, 2015 are parties to a securityholders agreement (the “Amended Management Stockholders Agreement”). Pursuant to the Amended Management Stockholders Agreement, Aegis L.P. and certain of its affiliates have certain demand registration rights for shares of our common stock held by them. In addition, under the Amended Management Stockholders Agreement, Aegis L.P., certain of its affiliates and certain owners of our common stock who are employed by or serve as consultants to or directors of our Company or any of its affiliates (the “Management Holders”) have piggyback and other registration rights with respect to shares of our common stock held by them. Furthermore, under the Amended Management Stockholders Agreement, we have agreed to indemnify (a) each party to the Amended Management Stockholders Agreement and their respective officers, directors, employees, representatives and each person who controls such party, (b) Aegis L.P. and its officers, managers, employees, representatives and affiliates and (c) any portfolio company of the Apollo Group against losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to our Company by such party set forth in (a), (b) or (c) above for use therein.

Subject to the terms of the lock-up agreements, we also may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition) or the exercising of any registration rights, or the perception that such sales or such exercising of registration rights could occur, may adversely affect prevailing market prices for shares of our common stock. Any of the foregoing may adversely impact prevailing market prices for our common stock.

We filed a registration statement on Form S-8 under the Securities Act registering shares under the Presidio, Inc. 2017 Long-Term Incentive Plan, the Presidio, Inc. Amended and Restated 2015 Long-Term Incentive Plan and the Presidio, Inc. Employee Stock Purchase Plan. Subject to the terms of the awards pursuant to which shares are granted under the incentive plans and except for shares held by affiliates who will be subject to the resale restrictions described above, the shares issuable pursuant to our incentive plans will be available for sale in the public market.

Delaware law and our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

We are a Delaware corporation and the antitakeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, provisions of our certificate of incorporation and bylaws may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our Board of Directors. Among other things, these provisions:

•	classify our Board of Directors so that only some of our directors are elected each year;

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	delegate the sole power of a majority of the Board of Directors to fix the number of directors;

•	provide the power of our Board of Directors to fill any vacancy on our board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

•	impose limitations on the ability of our stockholders to call special meetings and act by written consent; and

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by stockholders at stockholders’ meetings.

Additionally, Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person, which together with any “interested” stockholder, or within the last three years has owned, 15% of our voting stock, for a period of which such person became an interested stockholder, unless the business combination is approved in a prescribed manner.

We have elected not to opt out of Section 203 of the DGCL. We have included a provision in our certificate of incorporation that exempts us from the provisions of the DGCL with respect to combinations between any member of the Apollo Group (including any portfolio company thereof), on the one hand, and us, on the other.

The foregoing factors, as well as the significant common stock ownership by Aegis L.P. could impede a merger, takeover or other business combination or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, may adversely impact prevailing market prices for our common stock.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any of our current or former directors or officers or other employees of the Company to the Company or to the Company’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Company or any of our current or former directors, officers or other employees arising pursuant to any provision of the DGCL or our certificate of incorporation and bylaws; (d) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely impact our business, financial condition or results of operations.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price and may adversely impact prevailing market prices for our common stock and the voting and other rights of the holders of shares of our common stock.

We are a holding company and rely on dividends and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company and we conduct all of our operations through our subsidiaries. As a result, we rely on our subsidiaries for dividends and other payments to generate the funds necessary to meet our financial obligations and to pay any dividends with respect to our common stock. The ability of our subsidiaries to pay dividends or to make other payments or distributions to us depends substantially on their respective operating results and is subject to restrictions under, among other things, the laws of their jurisdiction of organization, agreements of those subsidiaries, the terms of our financing arrangements and the terms of any future financing arrangements of our subsidiaries.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act, is expensive and time- consuming and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

We are subject to reporting, accounting and corporate governance requirements of the NASDAQ, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control for financial reporting. Under Section 404 of the Sarbanes-Oxley Act and pursuant to the terms therein, our independent public accountants auditing our financial statements must attest to the effectiveness of our internal control over financial reporting. To continue to maintain the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In addition, we may identify control deficiencies which could result in a material weakness or significant deficiency. Furthermore, if we are unable to conclude that our disclosure controls and procedures and internal control over financial reporting are effective, or if our independent public accounting firm is unable to provide us with an unqualified report as to management’s assessment of the effectiveness of our internal control over financial reporting in future years, investors may lose confidence in our financial reports and our stock price may decline.

In addition, Dodd-Frank, which amended the Sarbanes-Oxley Act and other federal laws, has created uncertainty for public companies and we cannot predict with any certainty the requirements of the regulations that will ultimately be adopted under Dodd-Frank or how such regulations will affect the cost of compliance for a company with publicly traded common stock. There is likely to be continuing uncertainty regarding compliance matters because the application of these laws and regulations, which are subject to varying interpretations, may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with these evolving laws and regulations, which may result in increased general and administrative expenses and divert management’s time and attention from other business concerns. Furthermore, if our compliance efforts differ from the activities that regulatory and governing bodies expect or intend due to ambiguities related to interpretation or practice, we may face legal proceedings initiated by such regulatory or governing bodies and our business may be harmed. In addition, new rules and regulations may make it more difficult for us to attract and retain qualified directors and officers and may make it more expensive for us to obtain director and officer liability insurance.

If securities analysts do not publish research or reports about our company, or if they publish unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock depends in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade our common stock or issue other negative commentary about our company or our industry. Alternatively, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the trading price of our common stock could decline.

The failure by the U.S. Congress to approve budgets on a timely basis for the U.S. federal government agencies to which we provide services could delay procurement of our services and cause us to lose future revenue.

On an annual basis, the U.S. Congress must approve budgets that govern spending by the federal agencies that are our clients. In years when the U.S. Congress is not able to complete its budget process before the end of the U.S. federal government’s fiscal year on September 30, the U.S. Congress typically funds government operations pursuant to a continuing resolution, which allows U.S. federal government agencies to operate at spending levels approved in the previous budget cycle. When the U.S. federal government operates under a continuing resolution, it may delay funding we expect to receive from clients on work we are already performing and often results in new initiatives being delayed or, in some cases, canceled. The U.S. federal government’s failure to complete its budget process or to fund government operations pursuant to a continuing resolution may result in a U.S. federal government shutdown. U.S. federal government shutdowns may also occur, and have been threatened, in connection with other disputes and impasses in government policy.

We provide IT services to various federal government agencies. A shutdown of the U.S. federal government could cause us to have to delay work or limit the scope of our work, could lead to us being paid more slowly, and could result in our federal clients reducing their purchases and terminating their service contracts, which could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds of the sale of shares of common stock offered by this prospectus supplement. We will not receive any proceeds as a result of the sale of the shares of common stock by the selling stockholders described in this prospectus supplement and the accompanying prospectus.

SELLING STOCKHOLDERS

The following table sets forth (a) the selling stockholders, (b) the number of shares of and percentage of common stock that the selling stockholders beneficially owned as of March 8, 2019, (c) the number of shares of common stock to be sold in this offering by the selling stockholders and (d) the number of shares of and percentage of common stock that will be beneficially owned by the selling stockholders after this offering. The number of shares of our common stock outstanding as of March 8, 2019 was 82,588,347 shares.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them.

	Shares Beneficially Owned Prior to the Offering		Shares to be Sold in the Offering	Shares Beneficially Owned After the Offering
Selling Stockholders	Number	Percent		Number	Percent
AP VIII Aegis Holdings, L.P.(1)	40,050,000	48.5%	4,925,000	35,125,000	42.5%
David C. Hart(2)	421,318	*	75,000	346,318	*

*	Represents less than 1%.

(1)

Aegis L.P. holds shares of our common stock as indicated in the above table. AP VIII Aegis Holdings GP, LLC (“Aegis GP”) is the general partner of Aegis L.P., and Apollo Fund VIII is one of the members of Aegis GP and as such has the right to direct the manager of Aegis GP in its management of Aegis GP. Apollo Management VIII, L.P. (“Management VIII”) serves as the non-member manager of Aegis GP and as the investment manager of Apollo Fund VIII. AIF VIII Management LLC (“AIF VIII LLC”) serves as the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VIII LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP. The address of each of the entities and individuals named in this paragraph is 9 West 57th Street, New York, New York 10019.

(2)

Consists of 226,718 shares of common stock held by Mr. Hart and options to purchase an aggregate of 194,600 shares of common stock (representing the portion of 604,000 options that have vested or will vest within 60 days of March 8, 2019).

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, OR NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not, and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a United States person for U.S. federal income tax purposes;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends on our common stock paid to (a) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (b) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S.

owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA withholding tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their own tax advisors regarding the possible implications of FATCA on their acquisition of our common stock.

UNDERWRITING

Morgan Stanley & Co LLC is acting as underwriter in this offering. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter and the underwriter has agreed to purchase 5,000,000 shares of common stock.

The underwriter is committed to purchase all the shares of common stock offered by the selling stockholders if it purchases any shares.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter.

Per share	$.10
Total	$500,000

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $235,000. We have also agreed to reimburse the underwriter for certain expenses in an amount up to $50,000.

The underwriter has agreed to reimburse us for certain expenses incurred by us in connection with this offering.

We have agreed that we will not (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (b) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter for a period of 30 days after the date of this prospectus, other than the shares of our common stock to be sold hereunder and certain other exceptions.

The selling stockholders, the Apollo Funds, our directors and our executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 30 days after the date of this prospectus, may not, without the prior written consent of the underwriter, (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (c) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NASDAQ under the symbol “PSDO.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover positions created by short sales.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NASDAQ, in the over-the-counter market or otherwise.

In addition, in connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the NASDAQ prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of this offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (a) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (b) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA) and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorite des Marches Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite des Marches Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France. Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Reglement General) of the Autorite des Marches Financiers, does not constitute a public offer (appelpublic a l’epargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (a) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (b) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the securities to be offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The underwriter has been represented by Latham & Watkins LLP, New York, New York and the selling stockholders have been represented by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Presidio, Inc. as of June 30, 2018 and 2017 and for each of the three years in the three year period ended June 30, 2018 and the effectiveness of internal control over financial reporting as of June 30, 2018 appearing in Presidio’s Annual Report (Form 10-K) for the year ended June 30, 2018, incorporated by reference in this prospectus supplement and accompanying prospectus, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

60,424,002 Shares of Common Stock Offered by the Selling Stockholders

Presidio, Inc. (“we,” “us” or “our”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, up to $200,000,000 in the aggregate of the securities described in this prospectus, either individually or as units of one or more of the other securities. In addition, the selling stockholders and, if applicable, such selling stockholders’ permitted transferees identified as selling stockholders in a prospectus supplement, may offer and resell from time to time up to an aggregate 60,424,002 shares of our common stock (the “Selling Stockholders Shares”), par value $0.01 per share (the “common stock”). We are registering the offer and sale of the Selling Stockholders Shares to satisfy certain registration rights we have granted pursuant to the Amended and Restated Securityholders Agreement, dated as of March 15, 2017, by and among us and certain stockholders listed therein (the “Securityholders Agreement”).

The securities described in this prospectus may be sold in a number of different ways and at varying prices. We provide more information about how these securities may be sold in the section titled “Plan of Distribution.” We have agreed to bear the expenses (excluding any underwriting fees, discounts and similar charges (other than certain legal expenses)) in connection with the registration of the Selling Stockholders Shares under this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholders Shares hereunder.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to this prospectus, a supplement to this prospectus that contains specific information about the offering will be provided. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in the securities.

Our common stock is listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “PSDO.” The last reported closing price of our common stock on the NASDAQ on April 25, 2018 was $15.70 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 and the risk factors described in the documents we incorporate herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2018.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Presidio,” the “Company,” “we,” “us” and “our” to refer to Presidio, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell up to $200,000,000 in the aggregate of the securities described in this prospectus and the selling stockholders may sell up to 60,424,002 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities being offered. Each time we sell our securities or the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf to which we have referred you. Neither Presidio nor the selling stockholders and their permitted transferees has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. These securities are not being offered in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

PRESIDIO, INC.

Presidio is a leading provider of information technology (“IT”) solutions to the middle market in North America. We enable business transformation through our expertise in IT solutions, with a specific focus on Digital Infrastructure, Cloud and Security solutions. Our solutions are delivered through a broad suite of professional services, including strategy, consulting, design and implementation. We complement our professional services with project management, technology acquisition, managed services, maintenance and support to offer a full lifecycle model. Our services-led, lifecycle model leads to ongoing client engagement. As of June 30, 2017, we serve approximately 7,500 middle-market, large and government organizations across a diverse range of industries.

We have three solution areas: (i) Digital Infrastructure, (ii) Cloud and (iii) Security. Through our increasing focus on cloud and security, we believe we are well positioned to benefit from the rapid growth in demand for these technologies and expect our business mix to continue shifting toward them. Within our three solutions areas, we offer customers enterprise-class solutions that are critical to driving digital transformation and expanding business capabilities. Examples of our solutions include advanced networking, Internet of Things (“IoT”), data analytics, data center modernization, hybrid and multi-cloud, cyber risk management and enterprise mobility. These solutions are enabled by our expertise in foundational technologies, built upon our investments in network, data center, security, collaboration and mobility.

Presidio was incorporated on November 20, 2014 by certain investment funds affiliated with or managed by affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”), including Apollo Investment Fund VIII, L.P., along with their parallel investment funds (collectively, the “Apollo Funds”) to complete the acquisition of Presidio Holdings Inc. Our principal executive offices are located at One Penn Plaza, Suite 2832, New York, New York 10119. Our telephone number is (212) 652-5700. Our website is http://www.Presidio.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	general economic conditions;

•	a reduced demand for our information technology solutions;

•	a decrease in spending on technology products by our federal and local government clients;

•	the availability of products from vendor partners and maintenance of vendor relationships;

•	the role of rapid innovation and the introduction of new products in our industry;

•	our ability to compete effectively in a competitive industry;

•	the termination of our client contracts;

•	the failure to effectively develop, maintain and operate our information technology systems;

•	our inability to adequately maintain the security of our information technology systems and clients’ confidential information;

•	unsuccessful investments in new services and technologies;

•	the costs of litigation and losses if we infringe on the intellectual property rights of third parties;

•	inaccurate estimates of pricing terms with our clients;

•	failure to comply with the terms of our public sector contracts;

•	any failures by third-party contractors upon whom we rely to provide our services;

•	any failures by third-party commercial delivery services;

•	our inability to retain or hire skilled technology professionals and key personnel;

•	the disruption to our supply chain if suppliers fail to provide products;

•	the risks associated with accounts receivables and inventory exposure;

•	the failure to realize the entire investment in leased equipment;

•	our inability to realize the full amount of our backlog;

•	the failure to achieve the expectations we have for our acquisitions;

•	fluctuations in our operating results;

•	potential litigation and claims;

•	changes in accounting rules, tax legislation and other legislation;

•	risks relating to the Tax Cuts and Jobs Act;

•	increased costs of labor and benefits;

•	our inability to focus our resources, maintain our business structure and manage costs effectively;

•	the failure to deliver technical support services of sufficient quality;

•	the failure to meet our growth objectives and strategies;

•	ineffectiveness of our internal controls;

•	the risks pertaining to our substantial level of indebtedness; and

•	the other factors discussed or incorporated by reference in the section of this prospectus entitled “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not, in fact, occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in Item 1A, Risk Factors, beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 21, 2017, and incorporated by reference into this prospectus, in Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 6, 2017, and incorporated by reference into this prospectus and in any subsequent filings with the SEC that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information in this prospectus and any accompanying prospectus supplement before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for working capital or general corporate purposes. General corporate purposes include potential acquisitions of businesses that we believe are complementary to our business and the repayment, repurchase or redemption of outstanding indebtedness. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from this offering have not been accounted for in our normal budgeting process. Although from time to time we evaluate possible acquisitions of companies and assets, we currently have no definitive commitments or agreements to make any acquisitions, and cannot assure you that we will make any acquisitions in the future. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, opportunities that may be or become available to us.

The selling stockholders will receive all of the net proceeds from the sales of shares of our common stock offered by it pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of our common stock by the selling stockholders and their permitted transferees, but we will bear the costs associated with this registration in accordance with the Securityholders Agreement. The selling stockholders will bear any underwriting fees, discounts and similar charges attributable to their sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to a total of 60,424,002 shares of our common stock by Apollo and certain of our current executive officers. Information about Apollo and/or such officers that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Apollo and each of such officers who may offer shares of common stock pursuant to this prospectus acquired the shares prior to the date of the filing of the registration statement of which this prospectus forms a part. The transactions in which the shares were acquired have been completed. The shares were acquired as part of our acquisition by Apollo in February of 2015 and, in the case of the executive officers, also through participating in certain stock incentive plans.

When we refer to “selling stockholder” in this prospectus, we mean Apollo and certain of our current executive officers, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholder’s interests in shares of our common stock other than through a public sale and who are named in a prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; or

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or the selling stockholders use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or the selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and by the selling stockholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business.

Our common stock is listed on the NASDAQ under the symbol “PSDO.” Common stock sold under this prospectus will be listed on the NASDAQ, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

DESCRIPTION OF CAPITAL STOCK

General

Our capital stock consists of a total of 250,000,100 authorized shares, of which 250,000,000 shares, par value $0.01 per share, are designated as common stock and 100 shares, par value $0.01 per share, are designated as preferred stock. As of April 23, 2018, we had 92,647,404 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend rights. Holders of common stock are entitled to ratably receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or the current or immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation rights. Upon liquidation, dissolution or winding-up, the holders of common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Registration rights. In connection with our acquisition by Apollo in February of 2015, we entered into the Securityholders Agreement with AP VIII Aegis Holdings, L.P. (“Aegis LP”) and certain of our employees who invested in the Company in connection with the acquisition (the “Management Holders”). Pursuant to the Securityholders Agreement, Aegis LP and certain of its affiliates have certain demand registration rights for shares of our common stock held by them. In addition, Aegis LP, certain of its affiliates and the Management Holders have piggyback and other registration rights with respect to shares of our common stock held by them.

Other matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our Amended Certificate, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative participation, optional or other special rights (if any) and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Corporate Antitakeover Provisions.” We have no current plans to issue any shares of preferred stock.

Composition of the Board of Directors; Election and Removal of Directors

In accordance with our Amended Certificate and our Amended Bylaws, the number of directors comprising our Board of Directors will be determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. However, the number of directors shall never be less than one nor more than fifteen. Our Amended Certificate provides that stockholders will be able to remove directors only for cause and then only by the affirmative vote of a majority of the voting power entitled to vote for the election of directors. We avail ourselves of the “controlled company” exceptions under the governance rules of the NASDAQ, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that we have Compensation and Nominating and Corporate Governance Committees composed entirely of independent directors. However, we remain subject to the requirement that we have an Audit Committee composed entirely of independent members.

The Stockholders Agreement, dated as of March 10, 2017 (the “Apollo Stockholders Agreement”), that we entered into with Apollo in connection with our IPO provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 50% of our outstanding common stock, they will have the right to designate up to five nominees to our Board of Directors, (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to four nominees to our Board of Directors, (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to three nominees to our Board of Directors and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate two nominees to our Board of Directors. The Apollo Stockholders Agreement also provides that if the size of our Board of Directors is increased or decreased at any time, the nomination rights of the Apollo Funds will be proportionately increased or decreased respectively, and rounded up to the nearest whole number.

Our Board of Directors currently has nine directors. Our Amended Certificate and our Amended Bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors will be elected at each annual meeting of stockholders, with such elections decided by plurality vote. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Each director holds office until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal. Any vacancies on our Board of Directors, including by reason of an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, except as provided in the Apollo Stockholders Agreement, as described above. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and shall qualify, unless sooner displaced. Our Amended Certificate provides that stockholders do not have the right to cumulative voting in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the Company would have if there were no vacancies will constitute a quorum for all purposes.

Our Amended Bylaws provide that, subject to applicable law and the rights of the holders of any series of preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Our Amended Bylaws provide that special meetings of stockholders may be called by the Board of Directors, the Chairman, the Chief Executive Officer or by stockholders, individually or collectively, holding more than 50.1% of the Company’s outstanding shares; provided that, once the Apollo Funds hold less than 50.1% of the Company’s outstanding shares, special meetings of stockholders may be called only by the Board of Directors, the chairman of the Board of Directors or the Chief Executive Officer. Only proposals included in the Company’s notice or otherwise brought before the meeting by or at the direction of the Board of Directors may be considered at such special meetings.

Antitakeover Effects of Section 203 of the DGCL

We have elected not to opt out of Section 203 of the DGCL. However, our Amended Certificate, includes a provision that exempts us from the provisions of Section 203 of the DGCL with respect to combinations between any members of the group of (A) Apollo, (B) the Apollo Funds, (C) any other investment fund or other collective investment vehicle affiliated with or managed by affiliates of Apollo or whose general partner or managing member is owned, directly or indirectly, by Apollo and (D) any affiliate of the foregoing (in each case, other than the Company and its subsidiaries) (collectively, the “Apollo Group”) (including any portfolio company thereof), on the one hand, and us, on the other.

In general, Section 203 of the DGCL prevents an “interested stockholder” (as defined in the DGCL) from engaging in a “business combination” (as defined in the DGCL) with us for three years following the date that person becomes an interested stockholder, unless one or more of the following occurs:

•

before that person became an interested stockholder, our Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The DGCL generally defines “interested stockholder” as any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The provisions of the DGCL, our Amended Certificate and our Amended Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Certain Corporate Antitakeover Provisions

Certain provisions in our Amended Certificate and Amended Bylaws summarized below may be deemed to have an antitakeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our Amended Certificate contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences and relative participation, optional and other special rights, if any and any qualifications, limitations or restrictions of the shares of such series.

Classified Board; Number of Directors

Our Amended Certificate and Amended Bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of the Board of Directors; Election and Removal of Directors.”

Removal of Director; Vacancies

Our Amended Certificate provides that stockholders will be able to remove directors only for cause and then only by the affirmative vote of a majority of the voting power entitled to vote for the election of directors. Vacancies on our Board of Directors may be filled by a majority of our Board of Directors then in office, although less than a quorum.

No Cumulative Voting

Our Amended Certificate provides that stockholders do not have the right to cumulative voting in the election of directors.

Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our Amended Certificate permits stockholder action without a meeting by consent. However, if the Apollo Funds hold less than 50.1% of the Company’s outstanding voting shares, our Amended Certificate will not permit stockholder action by written consent unless such written consent is unanimous.

Our Amended Bylaws provide that special meetings of stockholders may be called by the Board of Directors, the Chairman, the Chief Executive Officer or by stockholders, individually or collectively, holding more than 50.1% of the Company’s outstanding shares; provided that, once the Apollo Funds hold less than 50.1% of the Company’s outstanding shares, special meetings of stockholders may be called only by the Board of Directors, the chairman of the Board of Directors or the Chief Executive Officer. Only proposals included in the Company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders’ Proposals and Director Nominations

Our Amended Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, if the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than

100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Exclusive Jurisdiction

Our Amended Certificate and Amended Bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine.

Corporate Opportunity

Our Amended Certificate provides that no officer or director of the Company who is also an officer, director, employee, managing director or other affiliate of any member of the Apollo Group will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to any member of the Apollo Group, as applicable, instead of us or does not communicate information regarding a corporate opportunity to us.

This provision may not be modified without Apollo’s written consent until such time as a member of the Apollo Group no longer owns any of the outstanding shares of common stock of the Company.

Our Certificate of Incorporation

Our Amended Certificate provides that at any time the Apollo Group controls at least 50.1% of the voting power of our outstanding common stock, our Amended Certificate can be amended with the affirmative vote of a majority of the outstanding stock entitled to vote thereon. At any other time, our Amended Certificate provides that our Amended Certificate can be amended by the affirmative vote of at least two thirds of the outstanding stock entitled to vote thereon. Apollo’s prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo-related directors to direct or communicate corporate opportunities to Apollo. Additionally, pursuant to the Apollo Stockholders Agreement, for so long as the Apollo Funds hold at least 30% of our outstanding common stock, our Amended Certificate cannot be amended in a manner that disproportionately adversely affects the Apollo Funds without the approval of at least a majority of the directors nominated by the Apollo Funds to our Board of Directors pursuant to the Apollo Stockholders Agreement.

Our Bylaws

Our Amended Bylaws provide that, except as provided in the Apollo Stockholders Agreement that we entered into in connection with the consummation of our IPO, they can be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote or by the vote of a majority of the Board of Directors. Additionally, pursuant to the Apollo Stockholders Agreement, for so long as the Apollo Funds hold at least 30% of our outstanding common stock, our Amended Bylaws cannot be amended in a manner that disproportionately adversely affects the Apollo Funds without the approval of at least a majority of the directors nominated by the Apollo Funds to our Board of Directors pursuant to the Apollo Stockholders Agreement.

Limitation of Liability and Indemnification

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended Certificate provides that directors of the Company shall not be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. Our Amended Bylaws will also contain provisions to indemnify any employee to the fullest extent permitted by the DGCL.

Accordingly, if any of the personnel described in the foregoing paragraph is immune or exculpated from, or indemnified against, liability in connection with actions he has taken but which actions impede our performance, our and our stockholders’ ability to recover damages from that person will be limited.

Further, the Company shall, to the fullest extent permitted by the DGCL in effect from time to time, indemnify any person who is or was a director or officer of the Company from and against any expenses, judgments, fines and amounts paid in settlement actually and/or reasonably incurred in connection with the matters referred to in or covered by Section 145 of the DGCL without requiring a preliminary determination of the ultimate entitlement to indemnification and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Amended Certificate inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to the status of any director or any activities prior to such amendment, repeal or adoption.

We have entered into separate indemnification agreements with each of our directors and executive officers, which are, in some cases, broader than the specific indemnification provisions contained in Delaware law. These indemnification agreements require us to, among other things, indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

Our shares of common stock are listed on the NASDAQ under the symbol “PSDO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We may evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of owning or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of our common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of our common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock, our preferred stock or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, warrants, rights or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Capital Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of our securities offered hereby.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Presidio, Inc. appearing in Presidio’s Annual Report (Form 10-K) for the year ended June 30, 2017, incorporated by reference in this prospectus and registration statement, have been audited by RSM US LLP, an independent public accounting firm, as stated in its report included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 21, 2017;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 6, 2017 and for the quarterly period ended December 31, 2017, filed with the SEC on February 8, 2018;

•

our Current Reports on Form 8-K filed with the SEC on September 21, 2017, October 3, 2017, November 14, 2017 (File No. 171198705), November 14, 2017 (File No. 171201920), November 16, 2017, November 21, 2017, January 8, 2018 and January 16, 2018;

•	our proxy statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the SEC on October 3, 2017;

•

the description of our common stock set forth in our registration statement on Form 8-A, filed on March 8, 2017, including any and all amendments and reports filed for the purpose of updating that description; and

•

all documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock that includes important business and financial information about us that is not included in or delivered with this prospectus. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov/edgar.shtml. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may obtain copies of the information and documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number:

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119

(212) 652-5700

Attention: Investor Relations

We also maintain a website at http://www.Presidio.com. We will, as soon as reasonably practicable after the electronic filing of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports (if applicable), make available such reports free of charge on our website. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your decision whether to purchase our securities.

5,000,000 Shares

PRESIDIO, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

March 12, 2019